~ www.8USINEssREOISTRAT10NS.COM FORM DC-7 '- 111111111~i1iii1m 111; STATE OF HAWAII FILED 06/24/2025 12:15 PM Business Registration Division DEPT. OF COMMERCE AND CONSUMER AFFAIRS DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street State of Hawaii Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727 STATEMENT OF CANCELLATION OF ACQUIRED SHARES (Sedlan-41-4-102, Hawaii RNIGCI &atutelJ PLEASE TYPE OR PRINT LEG/BLY IN BLACK INK The undersigned, duly authorized officer of the corporation submitting this Statement. certifies as follows: 1. The name of the corporation is: CENTRAL PACIFIC FINANCIAL CORP. 2. The total number of shares the corporation is authorized to issue ts: CLASS/SERIES NUMBER OF SHARES See Attachment 3. The number of acquired shares cancelled is: CLASS/SERIES NUMBER OF SHARES See Attachment 4. The total number of authorized sharas remaining after the reduc1ion of the shares is: CLASS/SERIES NUMBER OF SHARES See Attachment 50136D1 The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements, I/We are authorized to make this change, and that the statements are true and correc1. Signed this _2_4 ___ day of June 2025 Ian Tanaka, Senior Vice President (T~ Name & TIO.) SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by at least one officer of the corporation. m 1/1 -0 0 -~

Attachment to STATEMENT OF CANCELLATION OF ACQUIRED SHARES Corporation: Central Pacific Financial Corp. 2. The total number of shares, itemized by class and series, that the corporation is authorized to issue is: Class/Series Number of Shares Common Stock 185.000.000 Preferred Stock - No Par Value 265,000 Junior Participating Preferred Stock, Series A 500,000 Fixed Rate Cumulative Perpetual Preferred Stock 135,000 Junior Particioatim! Preferred Stock, Series C 100.000 3. The number of acquired shares, itemized by class and series, cancelled is: Class/Series Number of Shares Common Stock 0 Preferred Stock - No Par Value 0 Junior Participating Preferred Stock. Series A 500,000 Fixed Rate Cumulative Perpetual Preferred Stock 135,000 Junior Participating Preferred Stock, Series C I 00,000 4. The total number of authorized shares, itemized by class and series, remaining after the reduction of the shares is: Class/Series Number of Shares* Common Stock 185.000,000 Preferred Stock - No Par Value 1.000,000 Junior Participating Preferred Stock, Series A 0 Fixed Rate Cumulative Peroetual Preferred Stock 0 Junior Participating Preferred Stock. Series C 0 Note: Pursuant to the Corporation's Restated Articles of Incorporation, as amended, all shares of Junior Participating Preferred Stock, Series A, Fixed Rate Cumulative Perpetual Preferred Stock, and Junior Participating Preferred Stock, Series C, shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth in the Restated Articles of Incorporation or in any Statement of Designation creating a series of Preferred Stock. 403648465.2 ... 8 ... ~